UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2024

NioCorp Developments Ltd.

(Exact name of registrant as specified in its charter)

British Columbia, Canada (State or other jurisdiction of incorporation)	001-41655 (Commission File Number)	98-1262185 (IRS Employer Identification No.)

7000 South Yosemite Street, Suite 115
Centennial, Colorado 80112
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (720) 639-4647

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	NB	The Nasdaq Stock Market LLC
Warrants, each exercisable for 1.11829212 Common Shares	NIOBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.`

On October 3, 2024, NioCorp Developments Ltd. (“NioCorp” or the “Company”) entered into (i) a consent and waiver (the “Yorkville Consent”) to the unsecured note (the “Yorkville Note”) issued and sold to YA II PN, Ltd. (“Yorkville”) on April 12, 2024 pursuant to the securities purchase agreement (the “Purchase Agreement”), by and among the Company, Yorkville and Lind Global Fund II LP (“Lind” and, together with Yorkville, the “Holders”) and (ii) a consent and waiver (together with the Yorkville Consent, the “Consents”) to the unsecured note (together with the Yorkville Note, the “Notes”) issued and sold to Lind on April 12, 2024 pursuant to the Purchase Agreement.

The Consents, among other things, reduce the amounts due to the Holders on October 1, 2024 by an aggregate of $1,176,476 to an aggregate of $335,524, increase the amounts due to the Holders on January 1, 2025 by an aggregate of $1,176,476, and prospectively waive any term of the Notes that would otherwise be triggered upon a failure of the Company to pay to the Holders the remainder of the amount due on October 1, 2024. The Consents also extend the maturity date of the Notes from December 31, 2024 to January 31, 2025. Except as modified by the Consents, the terms of the Notes as previously disclosed are unchanged.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIOCORP DEVELOPMENTS LTD.

DATE: October 3, 2024	By:	/s/ Neal S. Shah
Neal S. Shah Chief Financial Officer